New York Mortgage Trust Reports
First Quarter 2021 Results

NEW YORK, NY - May 06, 2021 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three months ended March 31, 2021.

Summary of First Quarter 2021:
(dollar amounts in thousands, except per share data)

Net income attributable to Company's common stockholders	$41,911
Net income attributable to Company's common stockholders per share (basic)	$0.11
Net interest income	$30,340
Portfolio net interest margin	2.42%
Comprehensive income attributable to Company's common stockholders	$44,791
Comprehensive income attributable to Company's common stockholders per share (basic)	$0.12
Book value per common share at the end of the period	$4.71
Economic return on book value for the quarter (1)	2.1%
Dividends per common share	$0.10

(1)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.

Key Developments:

•Sold non-Agency RMBS and CMBS for approximately $72.1 million and $39.5 million in proceeds, respectively.

•Purchased approximately $347.3 million in residential loans.

•Exercised our right to an optional redemption of our non-Agency RMBS re-securitization with an outstanding principal balance of $14.7 million, returning the non-Agency RMBS held by the re-securitization trust to the Company.

•Obtained non-mark-to-market financing for business purpose loans through a repurchase agreement with an existing counterparty, receiving net proceeds of approximately $160.4 million.

Subsequent Developments:

•On April 27, 2021, the Company completed a private placement of $100 million in aggregate principal amount of 5.75% senior unsecured notes due April 2026 at par.

Management Overview

Steven Mumma, Chairman and Chief Executive Officer, commented: "The Company completed another successful quarter, delivering an economic return of 2.1%, with $0.11 GAAP earnings per share and $0.12 comprehensive earnings per share. Our portfolio net margin expanded by 12 basis points to 2.42%, but more importantly, our portfolio net interest income increased by $4.4 million from the previous quarter, or 17%. We expect to see improvement in both our net interest margin and net interest income in future periods as we continue to transition out of lower-yielding CUSIP securities and focus increasingly on loans in both our single-family and multi-family strategies. On the balance sheet-side, we have continued to focus on expanding our access to longer-termed, non-mark-to-market financing arrangements. As a testament to the strengthening of our balance sheet in recent quarters, we were pleased to close on our first rated unsecured bond deal in April, a $100 million, 5.75%, 5-year financing, that serves as an additional non-mark-to-market financing option for the Company as we continue to build our credit portfolio."

Jason Serrano, President, commented: "The Company continues to offer its stockholders excellent risk-adjusted returns, rotating away from the utilization of portfolio recourse and placing greater emphasis on non-mark-to-market leverage. At 0.2x portfolio leverage, we believe the Company’s expanded liquidity allows our investment team to focus on sectors away from the highly competitive, liquid securities markets to obtain more stable, long-term value for stockholders. After adding $358 million of new investments in our core strategies, our pipeline currently sits at one of its highest levels. We believe the consummation of a significant amount of these pipeline opportunities will enhance our EPS in future periods."

Capital Allocation

The following tables set forth, by investment category, our allocated capital at March 31, 2021, our interest income and interest expense, and the average yield, average portfolio financing cost, and portfolio net interest margin for our average interest earning assets for the three months ended March 31, 2021 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Other	Total
Residential loans	$3,206,282	$—	$—	$3,206,282
Consolidated SLST CDOs	(992,288)	—	—	(992,288)
Multi-family loans	—	151,836	—	151,836
Investment securities available for sale (2)	403,232	148,441	44,622	596,295
Equity investments	—	185,835	74,230	260,065
Other investments (3)	—	20,030	—	20,030
Total investment portfolio carrying value	$2,617,226	$506,142	$118,852	$3,242,220
Liabilities:
Repurchase agreements	(537,049)	—	—	(537,049)
Residential loan securitization CDOs	(533,822)	—	—	(533,822)
Convertible notes	—	—	(135,954)	(135,954)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	146,879	52,481	118,419	317,779
Other	52,941	(4,602)	(47,660)	679
Net Company capital allocated	$1,746,175	$554,021	$8,657	$2,308,853

Total Leverage Ratio (5)				0.3
Portfolio Leverage Ratio (6)				0.2

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements.
(2)Agency RMBS with a fair value of $131.6 million are included in Single-Family.
(3)Represents the Company's preferred equity and joint venture investments in Consolidated VIEs.
(4)Excludes cash amounting to $2.9 million held in the Company's preferred equity and joint venture investments in Consolidated VIEs. Restricted cash is included in the Company’s accompanying condensed consolidated balance sheets in other assets.
(5)Represents total outstanding repurchase agreement financing, subordinated debentures and convertible notes divided by the Company's total stockholders' equity. Does not include Consolidated SLST CDOs amounting to $992.3 million, residential loan securitization CDOs amounting to $533.8 million and mortgages payable in Consolidated VIEs amounting to $62.5 million as they are non-recourse debt for which the Company has no obligation.
(6)Represents outstanding repurchase agreement financing divided by the Company’s total stockholders’ equity.

Net Interest Income - Three Months Ended March 31, 2021:	Single-Family (1)	Multi- Family	Other	Total
Interest Income (2)	$35,259	$6,152	$1,523	$42,934
Interest Expense	(9,043)	—	(3,551)	(12,594)
Net Interest Income (Expense)	$26,216	$6,152	$(2,028)	$30,340

Portfolio Net Interest Margin - Three Months Ended March 31, 2021:
Average Interest Earning Assets (3) (4)	$2,504,777	$310,347	$31,652	$2,846,776
Average Yield on Interest Earning Assets (5)	5.63%	7.93%	19.25%	6.03%
Average Portfolio Financing Cost (6)	(3.61)%	—	—	(3.61)%
Portfolio Net Interest Margin (7)	2.02%	7.93%	19.25%	2.42%

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements. Interest income amounts represent interest income earned by securities that are owned by the Company. A reconciliation of net interest income from the Single-Family portfolio is included below in "Additional Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period indicated excludes all Consolidated SLST assets other than those securities owned by the Company.
(4)Average Interest Earning Assets is calculated each quarter based on daily average amortized cost for the respective periods.
(5)Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income relating to our interest earning assets by our Average Interest Earning Assets for the respective periods.
(6)Average Portfolio Financing Cost was calculated by dividing our annualized interest expense relating to our interest earning assets by our average interest bearing liabilities, excluding the interest expense generated by our subordinated debentures, convertible notes and mortgages payable in Consolidated VIEs of approximately $0.5 million, $2.8 million and $0.3 million, respectively.
(7)Portfolio Net Interest Margin is the difference between our Average Yield on Interest Earning Assets and our Average Portfolio Financing Cost, excluding the weighted average cost of subordinated debentures, convertible notes and mortgages payable in Consolidated VIEs.

Conference Call

On Friday, May 7, 2021 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three months ended March 31, 2021. The conference call dial-in number is (877) 312-8806. The replay will be available until Friday, May 14, 2021 and can be accessed by dialing (855) 859-2056 and entering passcode 9058197. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under "Events and Presentations." First quarter 2021 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which is expected to be filed with the Securities and Exchange Commission on or about May 10, 2021. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “Agency CMBS” refers to CMBS representing interests in or obligations backed by pools of multi-family mortgage loans guaranteed by a GSE, such as Fannie Mae or Freddie Mac; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, multi-family loans held in the Consolidated K-Series and the Company's residential loans held in securitization trusts and non-Agency RMBS re-securitization that we consolidate in our financial statements in accordance with GAAP; “Consolidated K-Series” refers to Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, owned the first loss PO securities and certain IOs and certain senior or mezzanine securities issued by them, that we consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Multi-Family” portfolio includes multi-family CMBS, preferred equity and mezzanine loan investments and certain equity investments that invest in multi-family assets; “Single-Family” portfolio includes residential loans, Agency RMBS and non-Agency RMBS; and “Other” portfolio includes ABS and equity investments that invest in residential assets.

Additional Information

We determined that Consolidated SLST is a variable interest entity and that we are the primary beneficiary of Consolidated SLST. As a result, we are required to consolidate Consolidated SLST’s underlying seasoned re-performing and non-performing residential loans including its liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within Consolidated SLST, which requires that changes in valuations in the assets and liabilities of Consolidated SLST be reflected in our condensed consolidated statements of operations.

A reconciliation of our net interest income generated by our Single-Family portfolio to our condensed consolidated financial statements for the three months ended March 31, 2021 is set forth below (dollar amounts in thousands):

Interest income, residential loans	$27,630
Interest income, Consolidated SLST	10,318
Interest income, investment securities available for sale	4,415
Interest expense, Consolidated SLST CDOs	(7,104)
Interest income, Single-Family, net	35,259
Interest expense, repurchase agreements	(4,040)
Interest expense, residential loan securitizations	(4,720)
Interest expense, non-Agency RMBS re-securitization	(283)
Net interest income, Single-Family	$26,216

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default or delinquency and/or decreased recovery rates on the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets, including changes resulting from the ongoing spread and economic effects of COVID-19; and the impact of COVID-19 on the Company, its operations and its personnel.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
    Mari Nitta
    Investor Relations Associate
    Phone: (646) 795-4066
    Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Residential loans, at fair value	$3,206,282	$3,049,166
Multi-family loans, at fair value	151,836	163,593
Investment securities available for sale, at fair value	596,295	724,726
Equity investments, at fair value	260,065	259,095
Cash and cash equivalents	290,977	293,183
Other assets	220,719	165,824
Total Assets (1)	$4,726,174	$4,655,587
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	$537,049	$405,531
Collateralized debt obligations ($992,288 at fair value and $533,822 at amortized cost, net as of March 31, 2021 and $1,054,335 at fair value and $569,323 at amortized cost, net as of December 31, 2020)	1,526,110	1,623,658
Convertible notes	135,954	135,327
Subordinated debentures	45,000	45,000
Other liabilities	167,710	138,498
Total liabilities (1)	2,411,823	2,348,014
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, par value $0.01 per share, 30,900,000 shares authorized, 20,872,888 shares issued and outstanding ($521,822 aggregate liquidation preference)	504,765	504,765
Common stock, par value $0.01 per share, 800,000,000 shares authorized, 379,272,504 and 377,744,476 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	3,793	3,777
Additional paid-in capital	2,343,912	2,342,934
Accumulated other comprehensive income	3,874	994
Accumulated deficit	(547,491)	(551,268)
Company's stockholders' equity	2,308,853	2,301,202
Non-controlling interest in consolidated variable interest entities	5,498	6,371
Total equity	2,314,351	2,307,573
Total Liabilities and Stockholders' Equity	$4,726,174	$4,655,587
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of March 31, 2021 and December 31, 2020, assets of consolidated VIEs totaled $2,011,594 and $2,150,984, respectively, and the liabilities of consolidated VIEs totaled $1,593,419 and $1,667,306, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2021	2020
NET INTEREST INCOME:
Interest income	$50,039	$210,613
Interest expense	19,699	163,531
Total net interest income	30,340	47,082

NON-INTEREST INCOME (LOSS):
Realized gains (losses), net	7,058	(147,918)
Realized loss on de-consolidation of Consolidated K-Series	—	(54,118)
Unrealized gains (losses), net	26,166	(396,780)
Income from equity investments	3,399	494
Impairment of goodwill	—	(25,222)
Other income	3,097	1,541
Total non-interest income (loss)	39,720	(622,003)

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	11,441	10,652
Operating expenses	7,754	3,233
Total general, administrative and operating expenses	19,195	13,885

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	50,865	(588,806)
Income tax expense (benefit)	66	(239)

NET INCOME (LOSS)	50,799	(588,567)
Net loss attributable to non-controlling interest in consolidated variable interest entities	1,409	184
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY	52,208	(588,383)
Preferred stock dividends	(10,297)	(10,297)
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$41,911	$(598,680)

Basic earnings (loss) per common share	$0.11	$(1.71)
Diluted earnings (loss) per common share	$0.11	$(1.71)
Weighted average shares outstanding-basic	378,881	350,912
Weighted average shares outstanding-diluted	380,815	350,912

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS (LOSS)
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Total net interest income	$30,340	$25,956	$25,529	$28,526	$47,082
Total non-interest income (loss)	39,720	67,271	90,528	104,412	(622,003)
Total general, administrative and operating expenses	19,195	13,180	13,424	14,074	13,885
Income (loss) from operations before income taxes	50,865	80,047	102,633	118,864	(588,806)
Income tax expense (benefit)	66	65	(772)	1,927	(239)
Net income (loss)	50,799	79,982	103,405	116,937	(588,567)
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	1,409	437	(1,764)	876	184
Net income (loss) attributable to Company	52,208	80,419	101,641	117,813	(588,383)
Preferred stock dividends	(10,297)	(10,296)	(10,297)	(10,296)	(10,297)
Net income (loss) attributable to Company's common stockholders	41,911	70,123	91,344	107,517	(598,680)
Basic earnings (loss) per common share	$0.11	$0.19	$0.24	$0.28	$(1.71)
Diluted earnings (loss) per common share	$0.11	$0.18	$0.23	$0.28	$(1.71)
Weighted average shares outstanding - basic	378,881	377,744	377,744	377,465	350,912
Weighted average shares outstanding - diluted	380,815	399,009	399,709	399,982	350,912

Book value per common share	$4.71	$4.71	$4.58	$4.35	$3.89
Dividends declared per common share (1)	$0.10	$0.10	$0.075	$0.05	$—
Dividends declared or accumulated per preferred share on Series B Preferred Stock (2)	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared or accumulated per preferred share on Series C Preferred Stock (2)	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared or accumulated per preferred share on Series D Preferred Stock (2)	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared or accumulated per preferred share on Series E Preferred Stock (2)	$0.49	$0.49	$0.49	$0.49	$0.49

(1)On March 23, 2020, the Company announced that it had temporarily suspended its quarterly dividend on common stock, commencing with the first quarter of 2020. As a result, the Company did not declare a cash dividend on its common stock during the three months ended March 31, 2020. On June 15, 2020, the Company reinstated the payment of dividends on common stock.
(2)On March 23, 2020, the Company announced that it had temporarily suspended quarterly dividends on its Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (collectively, the "Preferred Stock") that would have been payable in April 2020. As a result, the Company did not declare quarterly dividends on the Preferred Stock during the three months ended March 31, 2020. On June 15, 2020, the Company reinstated the payment of dividends on the Preferred Stock. Amounts presented for the three months ended March 31, 2020 in the table above represent the dividend per share amounts declared in arrears and paid on July 15, 2020.